UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 795-1400

 N/A
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 8, 2012, AngioDynamics, Inc. (“AngioDynamics”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Vortex Medical, Inc., a Delaware corporation (“Vortex”), the stockholders of Vortex set forth on the signature pages thereto (each, a “Seller” and collectively, the “Sellers”), the optionholders of Vortex set forth on the signature pages thereto and CHTP Management Services, Inc., as sellers’ representative (the “Sellers’ Representative”), pursuant to which AngioDynamics has agreed to acquire from the Sellers all of the issued and outstanding capital stock of Vortex (the “Acquisition”).  Subject to satisfaction of the terms and conditions set forth in the Purchase Agreement, Vortex will become a wholly-owned subsidiary of AngioDynamics as a result of the Acquisition.

The consideration to be paid by AngioDynamics pursuant to the Purchase Agreement will consist of: (i) an initial cash payment payable at closing of the transaction equal to $15 million, which will be reduced by the amount of Vortex’s outstanding indebtedness and transaction expenses and will be subject to adjustment after the closing for the change in the book value of Vortex’s assets since June 30, 2012; and (ii) certain minimum and contingent future earn-out payments based on the sales of certain Vortex products.  AngioDynamics will make minimum aggregate earn-out payments of $8,350,000, $8,000,000, $8,000,000, $8,000,000 and $7,650,000, respectively, on each of the first five anniversaries of the first day of the first month following the closing date.  AngioDynamics will make an additional contingent earn out payment based on the net sales of certain Vortex products for each 12 month period during the term commencing on the first day of the first month following the closing date and ending on the 10th anniversary of such date.   During any period for which a minimum payment is payable, the sellers will only be entitled to a contingent earn out payment to the extent such amount exceeds the minimum payment payable for such period.  If a minimum payment for a period exceeds the contingent earn out payment for the same period, the amount of such excess will be credited against future contingent earn out payments as provided in the Purchase Agreement.

The closing of the Acquisition is subject to the satisfaction or waiver of certain conditions, including, among others, (i) the absence of any order or action prohibiting consummation of the transactions contemplated by the Purchase Agreement or of any law that would make consummation of the transactions illegal; (ii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) with respect to Vortex; and (iii) the accuracy of representations and warranties and compliance with covenants as provided in the Purchase Agreement.

The Purchase Agreement may be terminated, on or prior to the closing date, by, among other things:  (i) the mutual written consent of AngioDynamics and the Sellers’ Representative; (ii) the Sellers’ Representative or AngioDynamics, if the closing date has not occurred on or before October 24, 2012; (iii) AngioDynamics or the Sellers’ Representative, if a governmental authority has issued an order prohibiting the transactions contemplated by the Purchase Agreement; (iv) by the Sellers’ Representative, upon certain breaches of the Purchase Agreement by AngioDynamics; (v) by AngioDynamics, upon certain breaches of the Purchase Agreement by the Sellers or Vortex; and (vi) by AngioDynamics upon the occurrence of a Material Adverse Effect with respect to Vortex.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.  The Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information, or provide any other factual information, about AngioDynamics, Vortex or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of such agreement; are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AngioDynamics or Vortex or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in AngioDynamics’ public disclosures or public disclosures concerning Vortex.

Item 8.01                      Other Events.

On October 8, 2012, AngioDynamics issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor

This document includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Investors can identify these statements by the fact that they do not relate strictly to historical or current facts.  Words such as “expect,” “reaffirm,” “anticipate,” “plan,” “believe,” “estimate,” “may,” “will,” “predict,” “project,” “might,” “intend,” “potential,” “could,” “would,” “should,” “optimistic,” “seek,” “continue,” “pursue,” or “our future success depends,” or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements.  In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of AngioDynamics.  These forward-looking statements are based on current expectations and projections about future events.  The forward-looking statements in this document include those with respect to the expected timing of the completion of the transaction.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of AngioDynamics may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in AngioDynamics’ reports filed with the SEC, including AngioDynamics’ Form 10-K for the fiscal year ended May 31, 2012; the ability of AngioDynamics to develop its existing and new products; financial community and rating agency perceptions of AngioDynamics; third-party relations and approvals; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; the ability of AngioDynamics to develop its products; future actions by the FDA or other regulatory agencies; domestic and foreign health care reforms and governmental laws and regulations; results of pending or future clinical trials; overall economic conditions; the results of ongoing litigation; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; general market conditions; market acceptance; foreign currency exchange rate fluctuations; the effects on pricing from group purchasing organizations and competition and the ability of AngioDynamics to integrate purchased businesses, including Vortex.  Risk and uncertainties related to the proposed transaction include, but are not limited to, delays in or failure to consummate the transaction; the possibility that the expected benefits of the transaction may not materialize as expected; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the failure to successfully integrate AngioDynamics and Vortex.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  AngioDynamics disclaims any obligation to update the forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

2.1
Stock Purchase Agreement, dated as of October 8, 2012, by and among AngioDynamics, Inc., Vortex Medical, Inc. (“Vortex”), the stockholders of Vortex set forth on the signature pages thereto, the optionholders of Vortex set forth on the signature pages thereto and CHTP Management Services, Inc., as sellers’ representative.

99.1	Press Release, dated October 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

By:	/s/ D. Joseph Gersuk
Name: D. Joseph Gersuk
Title: Chief Financial Officer

Dated: October 12, 2012

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
2.1
Stock Purchase Agreement, dated as of October 8, 2012, by and among AngioDynamics, Inc., Vortex Medical, Inc. (“Vortex”), the stockholders of Vortex set forth on the signature pages thereto, the optionholders of Vortex set forth on the signature pages thereto and CHTP Management Services, Inc., as sellers’ representative.
E
99.1	Press Release, dated October 8, 2012.	E